                                                                      EXHIBIT 2


                  STOCKHOLDERS AGREEMENT AND IRREVOCABLE PROXY

       THIS STOCKHOLDERS AGREEMENT AND IRREVOCABLE PROXY, dated as of May 20, 2000 (this "Agreement"), among WEBMETHODS, INC., a Delaware corporation ("Parent"), WOLF ACQUISITION, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and the several stockholders of ACTIVE SOFTWARE, INC., a Delaware corporation (the "Company"), that are parties hereto (each, a "Stockholder" and, collectively, the "Stockholders"). Capitalized terms used without definition herein having the meanings assigned to them in the Merger Agreement.

       WHEREAS, Parent, Merger Sub and the Company are, concurrently with the execution and delivery of this Agreement, entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which Merger Sub will merge with and into the Company (the "Merger");

       WHEREAS, as of the date hereof, each Stockholder is the record and beneficial owner of the number of shares of Company Common Stock set forth on the signature page hereof beneath such Stockholder's name (with respect to each Stockholder, such Stockholder's "Existing Shares" and, together with any shares of Company Common Stock acquired after the date hereof, whether upon the exercise of warrants, options, conversion of convertible securities or otherwise, such Stockholder's "Shares") and the record and beneficial owner of options or warrants to purchase the number of shares of Company Common Stock set forth on the signature page hereof beneath such Stockholder's name;

       WHEREAS, as Parent has solicited proxies from the individuals and entities as indicated on Schedule A hereto;

       WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Parent and Merger Sub have required that the Stockholders enter into this Agreement; and

       WHEREAS, among other things, the Stockholders, Parent and Merger Sub desire to set forth their agreement with respect to the voting of the Shares in connection with the Merger, upon the terms and subject to the conditions set forth herein.

       NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.     VOTING.

       1.1. Agreement to Vote. Each Stockholder hereby agrees, severally and not jointly, that it shall, and shall cause the holder of record on any applicable record date to, from time to time, at the request of Parent, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of stockholders of the Company, however called, or in connection with any written consent of the holders of Company Common Stock, (a) if a meeting is held, appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum, and (b) vote or consent (or cause to be voted or consented), in person or by proxy, all Shares, and any other voting securities of the Company (whether acquired heretofore or hereafter) that are beneficially owned or held of record by such Stockholder or as to which such Stockholder has, directly or indirectly, the right to vote or direct the voting in favor of adoption of the Merger Agreement and any action required in furtherance thereof.

       1.2. Grant of Proxy. Each Stockholder indicated on Schedule A as having its proxy solicited, hereby irrevocably appoints and constitutes the Parent and each of Mary Dridi and Craig Chapman in their respective capacities as officers of Parent, agents, attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the Shares, to vote the Shares as follows: the agents and proxies named above are empowered at any time prior to termination of this proxy to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of Company stockholders, and in every written consent in lieu of such a meeting, or otherwise, in favor of adoption of the Merger Agreement.

       1.3. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Stockholders, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholders in the voting of any of the Shares, except as otherwise provided herein, or in the performance of the Stockholders' duties or responsibilities as stockholders of the Company.

       1.4. Evaluation of Investment. Each Stockholder, by reason of its knowledge and experience in financial and business matters, believes itself capable of evaluating the merits and risks of the investment in shares of Parent Common Stock contemplated by the Merger Agreement.

       1.5. Documents Delivered. Each Stockholder acknowledges receipt of copies of the following documents: (a) the Merger Agreement and all exhibits and schedules thereto, (b) the Option Agreement, (c) the License Agreement, dated as of the date hereof, between Parent and the Company, (d) Parent's prospectus dated February 20, 2000. Each Stockholder also acknowledges that such Stockholder possesses all the information relating to the Company which such Stockholder deems relevant or material to such Stockholder's investment in Parent Common Stock should the Merger be consummated and its entering into this Agreement.

       1.6. No Inconsistent Agreements. Each Stockholder hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, the Stockholder (a) has not entered, and shall not enter at any time while this Agreement remains in effect, into any voting agreement or voting trust with respect to the Shares and (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy or power of attorney with respect to the Shares, in either case, which is inconsistent with such Stockholder's obligations pursuant to this Agreement.

2. REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER. Each Stockholder hereby, severally and not jointly, represents and warrants to Parent and Merger Sub as follows:

       2.1. Authorization; Validity of Agreement; Necessary Action. Such Stockholder has full power and authority to execute and deliver this Agreement, to perform such Stockholder's obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by such Stockholder of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by such Stockholder and no other actions or proceedings on the part of such Stockholder are necessary to authorize the execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of Parent and Merger Sub, constitutes a valid and binding obligation of such Stockholder, enforceable against it in accordance with its terms.

       2.2. Consents and Approvals; No Violations. Except for filings required under applicable federal and state securities laws and regulations and the HSR Act, none of the execution, delivery or performance of this Agreement by such Stockholder nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the provisions hereof will (i) require any filing with, or Approval of, any Governmental Authority, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement or other instrument or obligation to which such Stockholder is a party or by which it or any of its properties or assets may be bound or (iii) violate any Order or Law applicable to it or any of its properties or assets.

       2.3. Shares. Such Stockholder's Existing Shares are, and all of its Shares on the Closing Date shall be, owned beneficially and of record by such Stockholder. As of the date hereof, such Stockholder's Existing Shares constitute all of the shares of Company Common Stock owned of record or beneficially by such Stockholder. All of such Stockholder's Existing Shares are issued and outstanding, and, except as set forth on the signature pages hereto, such Stockholder does not own, of record or beneficially, any warrants, options or other rights to acquire any shares of Company Common Stock or any other capital stock of the Company. Such Stockholder has sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article I hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder's Existing Shares and will have sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article I hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder's Shares on the Closing Date, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement. Such Stockholder has good and marketable title to its Existing Shares and at all times during the term hereof.

       2.4. No Finder's Fees. Except as previously disclosed to Parent in writing, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby or the Merger based upon arrangements made by or on behalf of such Stockholder.

       2.5. No Group. Each Stockholder is acting individually and not as part of a "group" as defined in the Exchange Act.

3.     MISCELLANEOUS.

       3.1.   Further Agreements of Stockholders.

              (a) Each Stockholder, severally and not jointly, hereby agrees, while this Agreement is in effect, and except as contemplated hereby, upon any sale, transfer, pledge, or other disposition of any shares to any person or entity, such person or entity shall agree to be bound by all of the terms and conditions of this Agreement and the Stockholder shall deliver a duly executed copy of the Agreement to Parent to evidence such Agreement prior to any such sale, transfer, pledge or other disposition.

              (b) Each Stockholder shall not request that the Company or its transfer agent register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder's Shares, and hereby consents to the entry of stop transfer instructions by the Company of any transfer of such Stockholder's Shares, unless such transfer is made in compliance with this Agreement.

              (c) In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged. Each Stockholder shall be entitled to receive any cash dividend paid by the Company during the term of this Agreement until the Shares are canceled in the Merger or purchased hereunder.

              (d) Each Stockholder shall not, nor shall it authorize or permit any Affiliate, director, officer, employee, or any investment banker, attorney or other advisor, agent or representative of, such Stockholder (collectively, the "Representatives") to, directly or indirectly, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any Acquisition Proposal, (iii) engage in discussions with any person with respect to any Acquisition Proposal, (iv) endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Proposal. From and after the date hereof, each Stockholder shall and shall cause its Representatives to, immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to Acquisition Proposal.

              (e) Each Stockholder covenants and agrees with the other Stockholders and for the benefit of the Company (which shall be a third party beneficiary of this Section 3.1(e)) to comply with and perform all its obligations under this Agreement.

              (f) Each Stockholder which holds any option to purchase Company Common Stock hereby consents to the treatment of such option as set forth in
Section 1.7 and 5.6 of the Merger Agreement.

       3.2. Termination. This Agreement shall terminate and no party shall have any rights or duties hereunder upon the Effective Time. Nothing in this
Section 3.2 shall relieve or otherwise limit any party of liability for breach of this Agreement.

       3.3.   Several Obligations; Capacity.

              (a) The representations, warranties, covenants, agreements and conditions of this Agreement applicable to the Stockholders are several and not joint.

              (b) The obligations of the Stockholders hereunder are several and not joint and the covenants and agreements of the Stockholders herein are made only in their capacity as stockholders of the Company and not as directors.

       3.4. Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

       3.5. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, or by electronic mail, with a copy thereof to be delivered or sent as provided above or by facsimile or telecopier, as follows:

              (a)    If to Parent or Merger Sub:

                     webMethods, Inc.
                     3930 Pender Drive
                     Fairfax, Virginia  22030
                     Attention: Phillip Merrick
                     Facsimile: (703) 460-2599

                     With copies to:

                     Shaw Pittman
                     1676 International Drive
                     McLean, Virginia 22102
                     Attention: Lawrence T. Yanowitch
                     Facsimile: (703) 790-7901

              (b) If to any of the Stockholders, to it at the address set forth under its name on the signature pages hereto or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received (i) in the case of personal delivery, nationally recognized overnight courier or registered or certified mail, on the date of such delivery and (ii) in the case of facsimile or telecopier or electronic mail, upon confirmed receipt.

       3.6. Interpretation. When a reference is made in this Agreement to Sections, subsections, Schedules or Exhibits, such reference shall be to a Section, subsection, Schedule or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "herein" and similar references mean, except where a specific Section or Article reference is expressly indicated, the entire Agreement rather than any specific Section or Article. The table of contents and the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

       3.7. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

       3.8. Entire Agreement; No Third Party Beneficiaries. This Agreement, the Merger Agreement and the other Related Agreements constitute the entire agreement and supersedes all prior agreements and understandings (other than the Confidentiality Agreement), both written and oral, among the parties with respect to the subject matter hereof and thereof, and is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

       3.9. Amendments; Assignment. This Agreement may not be amended except by written agreement by all the parties. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by any of the parties without the prior written consent of the other parties, and any purported assignment without such consent shall be void; provided that Parent may assign its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent without such consent.

       3.10. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

       3.11. Governing Law; Enforcement. This Agreement and the rights and duties of the parties hereunder shall be governed by, and construed in accordance with, the Law of the State of Delaware. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware or the Federal District Court for the District of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto, (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware or the Federal District Court for the District of Delaware in the event any dispute arises out of this Agreement or any transaction contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any transaction contemplated hereby in any court other than the Court of Chancery of the State of Delaware or the Federal District Court for the District of Delaware and (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any transaction contemplated hereby.

       3.12. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.



                             [Signatures Next Page]

       IN WITNESS WHEREOF, Parent, Merger Sub and each of the Stockholders have caused this Agreement to be signed by their respective officers or other authorized person thereunto duly authorized as of the date first written above.


                                  WEBMETHODS, INC.

                                  By:   /s/    Phillip Merrick
                                     --------------------------------------
                                  Name:  Phillip Merrick
                                  Title: President and CEO

                                  WOLF ACQUISITION, INC.

                                  By:   /s/    Phillip Merrick
                                     --------------------------------------
                                  Name:  Phillip Merrick
                                  Title: President and CEO

                                  JON A. BODE

                                  By:   /s/    Jon A. Bode
                                     --------------------------------------
                                  Name:  Jon A. Bode

                                  Title: CFO

                                  Number of Existing Shares: 167,500
                                  Shares subject to options or warrants: 45,000 Notices Address:
                                  c/o  Active Software, Inc.
                                  3333 Octavius Drive
                                  Santa Clara, CA 95054

                                  RAFAEL BRACHO

                                  By:     /s/    Rafael Bracho
                                     --------------------------------------
                                  Name: Rafael Bracho

                                  Title:

                                  Number of Existing Shares:  535,500
                                  Shares subject to options or warrants: 135,000 Notices Address:
                                  c/o  Active Software, Inc.
                                  3333 Octavius Drive
                                  Santa Clara, CA 95054

                                  KEVIN COMPTON

                                  By:   /s/    Kevin Compton
                                     --------------------------------------
                                  Name:  Kevin Compton

                                  Title: General Partner

                                  Number of Existing Shares: 1,207,470
                                  Shares subject to options or warrants: 5,000 Notices Address:
                                  Kleiner Perkins Caufield & Byers
                                  2750 Sand Hill Road
                                  Menlo Park, CA 94025

                                  JOHN M. DEMPSEY

                                  By:   /s/ John M. Dempsey
                                     --------------------------------------
                                  Name:  John M. Dempsey

                                  Title: VP

                                  Number of Existing Shares: 0
                                  Shares subject to options or warrants: 140,000 Notices Address:
                                  c/o  Active Software, Inc.
                                  3333 Octavius Drive
                                  Santa Clara, CA 95054

                                  JAMES GAUER

                                  By:   /s/    James Gauer
                                     --------------------------------------
                                  Name:  James Gauer

                                  Title: G.P.

                                  Number of Existing Shares:  322,707
                                  Shares subject to options or warrants:  0
                                  Notices Address:
                                  c/o  Palomar Ventures
                                  100 Wilshire Blvd, Suite 400
                                  Santa Monica, CA 90401

                                  R. JAMES GREEN

                                  By:   /s/   R. James Green
                                     --------------------------------------
                                  Name:   R. James Green

                                  Title:  CEO

                                  Number of Existing Shares:   0
                                  Shares subject to options or warrants: 150,000 Notices Address:
                                  c/o  Active Software, Inc.
                                  3333 Octavius Drive
                                  Santa Clara, CA 95054

                                  R. JAMES GREEN AND CAROL E. GREEN,
                                  TRUSTEES OF THE GREEN FAMILY TRUST
                                  UTA DATED AUGUST 23, 1996

                                  By:    /s/    R. James Green
                                     --------------------------------------
                                  Name:  R. James Green

                                  Title:

                                  Number of Existing Shares:  1,065,000
                                  Shares subject to options or warrants: 0
                                  Notices Address:
                                  c/o  Active Software, Inc.
                                  3333 Octavius Drive
                                  Santa Clara, CA 95054

                                  MICHAEL J. ODRICH

                                  By:   /s/    Michael J. Odrich
                                     --------------------------------------
                                  Name:  Michael J. Odrich

                                  Title:

                                  Number of Existing Shares:           0

                                  Shares subject to options or warrants: 5,000
                                  Notices Address:
                                  c/o  Lehman Brothers, Inc.
                                  3 World Financial Center
                                  New York, NY 10285

                                  TODD RULON-MILLER

                                  By:   /s/    Conway Rulon-Miller
                                     --------------------------------------
                                  Name:

                                  Title:

                                  Number of Existing Shares:  67,500
                                  Shares subject to options or warrants: 0
                                  Notices Address:
                                  820 Hillsborough Blvd
                                  Hillsborough, CA 94010

                                  ROGER S. SIBONI

                                  By:   /s/   Roger S. Siboni
                                     --------------------------------------
                                  Name:

                                  Title:

                                  Number of Existing Shares: 2,500
                                  Shares subject to options or warrants: 54,000 Notices Address:
                                  c/o  Epiphany, Inc.
                                  1900 South Norfolk Street
                                  San Mateo, CA 94403

                                  SYDNEY SPRINGER

                                  By:   /s/    Sydney Springer
                                     --------------------------------------
                                  Name:  Sydney Springer

                                  Title: VP, Engineering

                                  Number of Existing Shares:  132,500
                                  Shares subject to options or warrants: 30,000 Notices Address:
                                  c/o  Active Software, Inc.
                                  3333 Octavius Drive
                                  Santa Clara, CA 95054

                                  M. ZACK URLOCKER

                                  By:   /s/    M. Zack Urlocker
                                     --------------------------------------
                                  Name:  M. Zack Urlocker

                                  Title: VP MKT.

                                  Number of Existing Shares:           60,750
                                  Shares subject to options or warrants: 182,250 Notices Address:
                                  c/o  Active Software, Inc.
                                  3333 Octavius Drive
                                  Santa Clara, CA 95054

                                  EDWIN WINDER

                                  By:     /s/    Edwin C. Winder
                                     --------------------------------------
                                  Name:   Edwin C. Winder

                                  Title:  EVP Worldwide Sales

                                  Number of Existing Shares:  317,400
                                  Shares subject to options or warrants: 30,000 Notices Address:
                                  c/o  Active Software, Inc.
                                  3333 Octavius Drive
                                  Santa Clara, CA 95054

                                  KLEINER PERKINS CAUFIELD & BYERS
                                  VII, L.P.

                                  By:   /s/    Kevin Compton
                                     --------------------------------------
                                  Name:  Kevin Compton

                                  Title: General Partner

                                  Number of Existing Shares:  358,777
                                  Shares subject to options or warrants:  0
                                  Notices Address:
                                  Kleiner Perkins Caufield & Byers
                                  2750 Sand Hill Road
                                  Menlo Park, CA 94025

                                  KPCB INFORMATION SCIENCES ZAIBATSU
                                  FUND II, L.P.

                                  By:   /s/    Kevin Compton
                                     --------------------------------------

                                  Name:  Kevin Compton

                                  Title: General Partner

                                  Number of Existing Shares:  4,105
                                  Shares subject to options or warrants:  0
                                  Notices Address:
                                  Kleiner Perkins Caufield & Byers
                                  2750 Sand Hill Road
                                  Menlo Park, CA 94025

                                  KPCB JAVA FUND, L.P.

                                  By:   /s/    Kevin Compton
                                     --------------------------------------
                                  Name:   Kevin Compton

                                  Title:  General Partner

                                  Number of Existing Shares:           825,853
                                  Shares subject to options or warrants:  0
                                  Notices Address:
                                  Kleiner Perkins Caufield & Byers
                                  2750 Sand Hill Road
                                  Menlo Park, CA 94025

                                  LBI GROUP INC.

                                  By:   /s/    Michael J. Odrich
                                     --------------------------------------
                                  Name:  Michael J. Odrich

                                  Title: Vice President

                                  Number of Existing Shares:      1,993,479
                                  Shares subject to options or warrants: 0
                                  Notices Address:
                                  c/o  Lehman Brothers, Inc.
                                  3 World Financial Center
                                  New York, NY 10285

                                  LEHMAN BROTHER MBG VENTURE CAPITAL
                                  PARTNERS 1997 (A), L.P.
                                  BY: LBI GROUP INC., ITS GP

                                  By:   /s/    Michael J. Odrich
                                     --------------------------------------

                                  Name:  Michael J. Odrich

                                  Title: Vice President

                                  Number of Existing Shares:           144,837
                                  Shares subject to options or warrants: 0
                                  Notices Address:
                                  c/o  Lehman Brothers, Inc.
                                  3 World Financial Center
                                  New York, NY 10285

                                  LEHMAN BROTHER MBG VENTURE CAPITAL
                                  PARTNERS 1998 (A), L.P.
                                  BY: LBI GROUP INC., ITS GP

                                  By:   /s/    Michael J. Odrich
                                     --------------------------------------

                                  Name:  Michael J. Odrich

                                  Title: Vice President

                                  Number of Existing Shares:           21,850
                                  Shares subject to options or warrants: 0
                                  Notices Address:
                                  c/o  Lehman Brothers, Inc.
                                  3 World Financial Center
                                  New York, NY 10285

                                  LEHMAN BROTHER MBG VENTURE CAPITAL
                                  PARTNERS 1998 (B), L.P.
                                  BY: LBI GROUP INC., ITS GP

                                  By:   /s/ Michael J. Odrich
                                     --------------------------------------

                                  Name:  Michael J. Odrich

                                  Title: Vice President

                                  Number of Existing Shares:           403
                                  Shares subject to options or warrants: 0
                                  Notices Address:
                                  c/o  Lehman Brothers, Inc.
                                  3 World Financial Center
                                  New York, NY 10285

                                  LEHMAN BROTHER MBG VENTURE CAPITAL
                                  PARTNERS 1998 (C), L.P.
                                  BY: LBI GROUP INC., ITS GP

                                  By:   /s/ Michael J. Odrich
                                     --------------------------------------
                                  Name:   Michael J. Odrich

                                  Title:  Vice President

                                  Number of Existing Shares:           2,488
                                  Shares subject to options or warrants: 0
                                  Notices Address:
                                  c/o  Lehman Brothers, Inc.
                                  3 World Financial Center
                                  New York, NY 10285

                                  OCEAN PARK VENTURES, L.P.

                                  By:   /s/    James Gauer
                                     --------------------------------------

                                  Name:  James Gauer

                                  Title: G.P.

                                  Number of Existing Shares:           302,743
                                  Shares subject to options or warrants:  0
                                  Notices Address:
                                  c/o  Palomar Ventures
                                  100 Wilshire Blvd, Suite 400
                                  Santa Monica, CA 90401

                                   SCHEDULE A



---------------------------------------------------------------------------------------------------------------------------------
                                                                                 Number of Shares                Proxy
Name of Stockholder                                                              Beneficially Owned            Solicited
---------------------------------------------------------------------------------------------------------------------------------
R. James Green                                                                       1,215,000                     X
---------------------------------------------------------------------------------------------------------------------------------
Jon A. Bode                                                                           212,500                      X
---------------------------------------------------------------------------------------------------------------------------------
Rafael Bracho                                                                         670,500                      X
---------------------------------------------------------------------------------------------------------------------------------
Edwin Winder                                                                          347,400                      X
---------------------------------------------------------------------------------------------------------------------------------
Sydney Springer                                                                       162,500                      X
---------------------------------------------------------------------------------------------------------------------------------
John M. Dempsey                                                                       140,000
---------------------------------------------------------------------------------------------------------------------------------
M. Zack Urlocker                                                                      243,000
---------------------------------------------------------------------------------------------------------------------------------
Michael J. Odrich                                                                    2,168,057
---------------------------------------------------------------------------------------------------------------------------------
Todd Rulon-Miller                                                                      67,500
---------------------------------------------------------------------------------------------------------------------------------
Roger S. Siboni                                                                        56,500
---------------------------------------------------------------------------------------------------------------------------------
Kevin R. Compton                                                                     1,212,470
---------------------------------------------------------------------------------------------------------------------------------
James P. Gauer                                                                        322,707                      X
---------------------------------------------------------------------------------------------------------------------------------
Ocean Park Ventures, L.P.                                                             302,743
---------------------------------------------------------------------------------------------------------------------------------
Kleiner Perkins Caufield & Byers VII, L.P.                                            358,777                      X
---------------------------------------------------------------------------------------------------------------------------------
KPCB Java Fund, L.P.                                                                  825,853                      X
---------------------------------------------------------------------------------------------------------------------------------
KPCB Information Sciences Zaibatsu Fund II, L.P.                                       4,105
---------------------------------------------------------------------------------------------------------------------------------
LB I Group Inc.                                                                      1,993,479                     X
---------------------------------------------------------------------------------------------------------------------------------
Lehman Brothers MBG Venture Capital Partners 1997 (A), L.P.                           144,837                      X
---------------------------------------------------------------------------------------------------------------------------------
Lehman Brothers MBG Venture Capital Partners 1998 (A), L.P.                            21,850
---------------------------------------------------------------------------------------------------------------------------------
Lehman Brothers MBG Venture Capital Partners 1998 (B), L.P.                             403
---------------------------------------------------------------------------------------------------------------------------------
Lehman Brothers MBG Venture Capital Partners 1999 (C), L.P.                            2,488
---------------------------------------------------------------------------------------------------------------------------------